                                   Exhibit 21
                                   ----------

                              NOVAMED SUBSIDIARIES
                              --------------------

 1. NovaMed Management of Kansas City, Inc., a Missouri corporation

 2. NovaMed Blue Ridge, Inc., a Missouri corporation

 3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

 4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

 5. NovaMed Eyecare Services, LLC, a Delaware limited liability company

 6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

 7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

 8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

 9. NovaMed of Louisville, Inc., a Kentucky corporation

10. NovaMed of Richmond, Inc., a Virginia corporation

11. Midwest Uncuts, Inc., an Iowa corporation

12. NMSL, Inc., a Missouri corporation

13. NovaMed of St. Louis, Inc., a Missouri corporation

14. NovaMed Eyecare Research, Inc., a Delaware corporation

15. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

16. NMGK, Inc., an Illinois corporation

17. NMLO, Inc., a Kansas corporation

18. NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

19. Patient Education Concepts, Inc.

20. Stephenson Laser Center, L.L.C., an Oklahoma limited liability company

21. NMI, Inc., a Georgia corporation

22. NovaMed Acquisition Company, Inc., a Delaware corporation

23. NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company

24. NovaMed Surgery Center of Richmond, LLC

25. NovaMed Surgery Center of River Forest, LLC

26. NovaMed Surgery Center of Colorado Springs, LLC